UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2019

HL ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	001-38563	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

499 Park Avenue, 12th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 486-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	HCCHU	The NASDAQ Stock Market LLC
Ordinary Shares	HCCH	The NASDAQ Stock Market LLC
Rights	HCCHR	The NASDAQ Stock Market LLC
Warrants	HCCHW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2019, the board of directors of HL Acquisitions Corp. (the “Company”) appointed Jonathan Guss as a director of the Company. Mr. Guss will serve as a Class III director and will serve on the Company’s audit committee. Since 1997, Mr. Guss has served as the Chief Executive Officer of Bogen Corporation, a leading provider of sound systems and telephone peripherals for commercial, industrial and institutional applications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2019
HL ACQUISITIONS CORP.

	By:	/s/ Jeffrey E. Schwarz
		Name:	Jeffrey E. Schwarz
		Title:	Chief Executive Officer

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